UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

Legence Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42838	33-2905250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Las Plumas Avenue San Jose, CA	95133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 534-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	LGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 2, 2026, Legence Corp. (the “Company”) and its wholly owned subsidiary, Legence Subsidiary Holdings, LLC, a Delaware limited liability company (the “Purchaser”), consummated the previously announced acquisition (the “Acquisition”) pursuant to the Equity Purchase Agreement (the “Purchase Agreement”), dated as of November 13, 2025, by and among the Company, the Purchaser, The Bowers Group, Inc., a Maryland corporation (“Bowers”), and Wayne E. Bowers Revocable Living Trust, Quiet Harbor Trust and The David O’Donnell Revocable Trust dated Nov. 15, 2008 (each a “Seller” and collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Sellers caused Bowers and certain of its subsidiaries to convert into Maryland limited liability companies and the Sellers contributed 100% of their equity interests of Bowers (the “Bowers Interests”) to TBG 2026, LLC (“NewCo”), a newly formed Delaware limited liability company wholly owned by the Sellers, which joined as a party to the Purchase Agreement (the “Reorganization”), and (ii) the Purchaser purchased from NewCo all of the Bowers Interests in exchange for 2,551,672 shares (the “Stock Consideration”) of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and approximately $325 million in cash, subject to customary post-closing adjustments (the “Cash Consideration”).

The foregoing information is a summary of the Acquisition and, as such, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2025.

The events described in this Current Report on Form 8-K (this “Current Report”) took place in connection with the closing of the Acquisition (the “Closing”).

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2026, Legence Holdings LLC (“Legence Holdings”), an indirect subsidiary of the Company, and certain other subsidiaries of the Company entered into Amendment No. 12 (the “Amendment”) to that certain Credit Agreement, dated as of December 16, 2020, by and among Legence Holdings, as borrower, Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender and an L/C issuer, the guarantors party thereto from time to time and the lenders party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment, among other things, provided Legence Holdings with an incremental term loan facility in an aggregate principal amount of $200 million (the “Incremental Term Loan Facility”), which, in connection with the Closing, was drawn down in full on January 2, 2026. Upon funding, the incremental term loans provided under the Incremental Term Loan Facility will have terms identical to the existing term loans outstanding under the Credit Agreement. The Purchaser funded the Cash Consideration and all Acquisition-related fees and expenses payable by the Purchaser at or prior to the Closing with a combination of the Purchaser’s cash on hand, borrowings under Legence Holdings’ revolving credit facility and the full proceeds of the Incremental Term Loan Facility.

The foregoing description of the Amendment does not purport to be complete, is subject to and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” and Item 1.01 of this Current Report is incorporated by reference in response to this Item 2.01.

Pursuant to the terms and conditions of the Purchase Agreement, in addition to the Cash Consideration and Stock Consideration, on December 31, 2026 (the “Deferred Consideration Date”), NewCo will receive an amount equal to $50 million (the “Deferred Consideration”), payable in either, or any combination of, as determined in the Purchaser’s sole discretion, (i) cash or (ii) shares of Class A Common Stock. The amount of any shares of Class A Common Stock issued in connection with the satisfaction of the Deferred Consideration payment obligation (any such shares, the “Deferred Consideration Shares”) will be calculated in accordance with the Reference Price (as defined in the Purchase Agreement). Any Deferred Consideration Shares issued shall be subject to applicable restrictive legends pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Acquisition was subject to the expiration or termination of all waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The expiration of the waiting period under the HSR Act expired at 11:59 p.m. Eastern Time on December 31, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the “Introductory Note” and Item 1.01 of this Current Report related to the Amendment and the Incremental Term Loan Facility is incorporated by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” and Item 2.01 of this Current Report is incorporated by reference in response to this Item 3.02.

The issuance of the Stock Consideration, on the terms and subject to the conditions set forth in the Purchase Agreement, was completed in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On January 2, 2026, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of the general incorporation language of any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required to be filed in this Item 9.01(a) will be filed by an amendment to this Current Report not later than 71 calendar days after the date on which this Current Report is required to be filed with the SEC.

(b) Pro forma financial information.

The pro forma financial information required to be filed in this Item 9.01(b) will be filed by an amendment to this Current Report not later than 71 calendar days after the date on which this Current Report is required to be filed with the SEC.

(d) Exhibits.

Exhibit No.	Description

2.1*	Equity Purchase Agreement, dated as of November 13, 2025, by and among The Bowers Group, Inc., a Maryland corporation, Wayne E. Bowers Revocable Living Trust, Quiet Harbor Trust and The David O’Donnell Revocable Trust dated Nov. 15, 2008, collectively as the sellers, Legence Subsidiary Holdings, LLC, as the purchaser, and Legence Corp., as parent of the purchaser (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-42838, filed with the SEC on November 14, 2025).

10.1*	Amendment No. 12 to the Credit Agreement, dated as of January 2, 2026, by and among Legence Holdings LLC, the guarantors party thereto, the lenders party thereto and Jefferies Finance LLC.

99.1	Press Release dated January 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGENCE CORP.

Dated: January 2, 2026	By:	/s/ Stephen Butz
	Name:	Stephen Butz
	Title:	Chief Financial Officer